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[ARONSON, FETRIDGE & WEIGLE LETTERHEAD]

Independent Auditors' Consent

We consent to the inclusion of our report dated March 18, 1998 as independent certifying accountants to the financial statements of Cryomedical Sciences, Inc. as of and for the year ended December 28, 1997 filed on Form 10-KSB.


Aronson, Fetridge & Weigle

/s/ ARONSON, FETRIDGE & WEIGLE

Rockville, Maryland
April 23, 1998